As filed with the Securities and Exchange Commission on February 13, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 13, 2026
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrG	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrH	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrJ	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrL	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due	BAC/31B	New York Stock Exchange
November 28, 2031 of BofA Finance LLC (and the guarantee of the
Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN	BAC PrO	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP	BAC PrP	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ	BAC PrQ	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.750% Non-Cumulative Preferred Stock, Series SS	BAC PrS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 8.01.     Other Events.
Bank of America Corporation (“Bank of America” or the “Company”) today announced that its Board of Directors (the “Board”) approved 2025 total compensation for Chair and Chief Executive Officer Brian T. Moynihan of $41,000,000, compared to 2024 total compensation of $35,000,000.
In determining this total compensation, the independent members of the Board recognized Mr. Moynihan’s leadership in driving growth for shareholders, and supporting communities and employees in 2025. This included:
•Earnings growth, as net income rose 13% to $30.5 billion, and diluted earnings per share rose 19% to $3.81.
•Revenue growth, which was up 7% to $113.1 billion. This reflected record net interest income, up 7%, which was complemented by the sustained performance of the Company’s markets-facing businesses of sales and trading, 7% growth in investment banking fees and 12% growth in asset management fees.
•Disciplined expense management, which included increased investments in people, technology, marketing and the Company’s physical and digital delivery networks. A continued focus on operational excellence helped generate approximately 250 bps of operating leverage and a 147 bps improvement in the Company’s efficiency ratio to 62%.
•Balance sheet strength and effectiveness, with total assets of $3.4 trillion, including $201 billion of CET1 capital and $975 billion of average global liquidity sources.
•A lower net charge-off ratio and stability in other asset quality metrics, while supporting client needs and broader economic growth, with ending loans up 8% and ending deposits up 3%.
•Shareholder returns, with return on assets (“ROA”) of 0.89%, a 7 bps improvement, and return on average common shareholders’ equity of 10.6%, a 106 bps improvement.
•Market performance, following a 31% increase in the Company’s stock price in 2024, the stock rose another 25% in 2025, and reached a new, all-time high during 2025. Market capitalization increased 19% from December 31, 2024. As a result, the Company maintained its position as the second-largest U.S. bank by market capitalization.
•The success of investments in making the Company a Great Place to Work, evidenced in the Employee Engagement Index which was 86% favorable and stable employee turnover of 8%. This year, the Company raised the minimum hourly rate of pay for U.S. teammates to $25/hour reaching its goal to achieve $25/hour by 2025. The Company also recently announced the ninth year of Sharing Success awards, with ~96% of employees receiving an award, aligning their interests with those of shareholders.
•The Company’s impact on local communities through more than $289 million in philanthropic investments and more than 2.5 million employee volunteer hours.
*Unless otherwise noted, all growth rates are for full year 2025 compared to full year 2024.
Mr. Moynihan’s compensation is composed of base salary and equity incentive consisting of time-based restricted stock units (“RSUs”) and performance RSUs. Mr. Moynihan’s annual base salary remains unchanged at $1.5 million and consistent with prior years, there is no cash bonus. The aggregate value of his 2025 equity incentive awarded by the Board is $39.5 million which is comprised 30% of cash-settled RSUs that will vest over the next 12 months, 20% of stock-settled RSUs that will vest annually over the next four years, and 50% of stock-settled performance RSUs. All of Mr. Moynihan’s 2025 equity incentive awards are subject to the Company’s stock ownership and retention requirements, and the Company’s cancellation and clawback policies.
The performance RSUs, while awarded for 2025 performance, must be re-earned based on the Company’s future financial performance from 2026-2028. For this award, the Board increased the performance standards necessary to re-earn 100% payout and also provided the opportunity to earn up to 150% maximum payout for exceptional future performance, as described in the table below. The increased performance standards and introduction of upside payout opportunity reflect the Company’s and Board’s focus on long-term responsible growth, as well as the alignment of pay with the successful achievement of growth for shareholders.
Under a hypothetical scenario, if the Company’s 2025 full-year average assets of $3.4 trillion remained constant during the performance period, the Company would need to earn $92 billion in aggregate net income from 2026-2028 to achieve the 90bps ROA standard in order to earn a 100% target payout. The Company would need to earn $112 billion in aggregate net income from 2026-2028 to achieve the 110bps ROA standard in order to earn a 150% maximum payout. On an annualized basis, this equals approximately $31 billion in earnings to earn a 100% target payout and $37 billion to earn the 150% maximum payout, the latter of which is higher than any reported net income in the Company’s history.

Performance Standard	Target (100% Payout)	Maximum (150% Payout)
3-year average growth of adjusted tangible book value	10.5%	12.5%
3-year average return on assets	90bps	110bps

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: February 13, 2026